Exhibit 32.2

Certification pursuant to 18 U.S.C. Section 1350,

as Adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Sabra Health Care REIT, Inc. (the “Registrant”) for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Harold W. Andrews, Jr., the Executive Vice President, Chief Financial Officer and Secretary of the Registrant, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 3, 2011

/S/ HAROLD W. ANDREWS, JR.
Harold W. Andrews, Jr.
Executive Vice President, Chief Financial Officer and Secretary